Exhibit 99.1

December 15, 2017

Dear Fellow Shareholder:

As previously announced, on October 18, 2017, the Board of Directors of Bar Harbor Bankshares ("the Company") declared a quarterly cash dividend of $0.1867 per share of common stock, payable December 15, 2017 to shareholders of record as of November 15, 2017. Our third quarter earnings release and selected unaudited financial data for the three and nine months ended September 30, 2017 can be found through our Company website at www.bhbt.com/shareholder-relations.

I am pleased to present the following financial highlights from the third quarter:

•	GAAP earnings of $8.6 million, or 56 cents per share
•	Core earnings (non-GAAP measure) totaled $8.8 million or 57 cents per share representing a 10% increase over the prior quarter
•	1.01% core return on assets (non-GAAP measure)
•	6% increase in non-interest income
•	22% annualized commercial loan growth
•	11% annualized total deposit growth
•	9.90% core return on equity (non-GAAP measure)

The third quarter results reflect record earnings and demonstrate the stability of our business model as the only community bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. This has given us a platform to grow the business utilizing our proven model of balancing earnings with growth. We are able to provide exceptional commercial, retail and wealth management banking services to our broad footprint of communities where we thrive as a local, community-oriented institution. Improved operational efficiency is visible across all of the  Company's markets with a 54% efficiency ratio (non-GAAP measure).  By all measures, we are executing on the strategies communicated when we announced our acquisition of Lake Sunapee Bank.

82 Main Street   P.O. Box 400  Bar Harbor, Maine 04609
Tel: 207.288.3314  Toll Free: 1.888.853.7100  Fax: 207.288.2699

As we approach the end of the year, we remain focused on our core business through execution of profitable strategies, maintaining our strong risk management culture and preparing for future growth opportunities. As a True Community Bank, we remain dedicated to our shareholders, customers, team members, and communities. Thank you for your continued loyalty and support.

Respectfully,

Curtis C. Simard
President & CEO

Enclosures

This letter contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the "Company") for which the Company claims the protection of the safe harbor provided by the Private Securities  Litigation Reform  Act of 1995,  as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely uncritically on forward-looking statements because they involve significant known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results. Some of the factors that could cause actual results to differ materially from current expectations include, but are not limited to, cyber attacks or other failures in our technology and privacy protection measures, changes in general economic conditions, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within the Company's markets, changes in the financial condition of Bar Harbor Bank & Trust's borrowers and other factors discussed in the reports that the Company files with the Securities and Exchange Commission (the "SEC"). The forward-looking statements contained herein represent our judgment as of the date of this letter, and we caution readers not to place undue reliance on such statements. For further information, please refer to the Company's reports filed with the SEC.